As filed with the Securities and Exchange Commission on November 20, 1997
                                               Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  HumaScan Inc.
             (Exact name of registrant as specified in its charter)

                 Delaware                                  22-3345046
         State or jurisdiction of                       (I.R.S. Employer
       incorporation or organization                  Identification Number)

                                 125 Moen Avenue
                           Cranford, New Jersey 07016
                    (Address of principal executive offices)

                            1996 STOCK INCENTIVE PLAN
                                       AND
                          OTHER EMPLOYEE BENEFIT PLANS
                            (Full title of the Plans)

                         Kenneth S. Hollander, Secretary
                                  HumaScan Inc.
                                 125 Moen Avenue
                           Cranford, New Jersey 07016
                                 (908) 709-3434
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:

                             David Alan Miller, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                                 (212) 818-8800

                         CALCULATION OF REGISTRATION FEE


                                                                                                 Proposed
                                                                           Proposed              maximum
                                                      Amount to be     maximum offering         aggregate           Amount of
Title of securities to be registered                   registered       price per share       offering price     registration fee
================================================== ===============================================================================
                                                       163,000 shares       $6.00             $1,833,443.75
                                                        10,000 shares       $5.75
Common Stock issuable upon exercise of options          12,000 shares       $13.125
granted and outstanding under the Registrant's          46,700 shares       $7.6875                                  $555.59
1996 Stock Incentive Plan ("1996 Plan")(1)              24,000 shares       $6.75
                                                        13,000 shares       $9.1875
-------------------------------------------------- -------------------------------------------------------------------------------
Common Stock issuable upon exercise of awards          431,300 shares       $9.00             $3,881,700.00          $1,176.27
which may be granted under the 1996 Plan(2)
-------------------------------------------------- -------------------------------------------------------------------------------


(Table continued on next page)


(Table continued from previous page)

                                                                                                 Proposed
                                                                           Proposed              maximum
                                                      Amount to be     maximum offering         aggregate           Amount of
Title of securities to be registered                   registered       price per share       offering price     registration fee
================================================== ===============================================================================
Common Stock issuable upon exercise of options
granted and outstanding under other employee           142,500 shares       $5.33               $804,525.00            $243.80
benefit plans ("Benefit Plans")(3)                       7,500 shares       $6.00
-------------------------------------------------- -------------------------------------------------------------------------------
         TOTAL                                                                                                       $1,975.66
================================================== ===============================================================================

(1) Represents the exercise prices payable for the 268,700 shares that may be acquired under outstanding options granted under the 1996 Plan in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(2) Based on the average of the high and low prices of the Common Stock as reported by The Nasdaq Stock Market on November 13, 1997 in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act.

(3) Represents the exercise prices payable for the 150,000 shares that may be acquired under outstanding options granted pursuant to the Benefit Plans in accordance with Rule 457(h) promulgated under the Securities Act.

                              ---------------------


         In accordance with the provisions of Rule 462 promulgated under the Securities Act, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

         The Registration Statement, including all exhibits and attachments, contains 11 pages. The exhibit index may be found on page II-6 of the Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information *

Item 2.   Registrant Information and Employee Plan Annual Information*












* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission ("Commission") are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 ("Exchange Act");

         (b) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 filed with the Commission pursuant to
                  Section 13(a) of the Exchange Act;

         (c)      The Registrant's Proxy Statement,  dated May 7, 1997, relating
                  to  the  Annual  Meeting  of   Stockholders   filed  with  the
                  Commission pursuant to Section 14 of the Exchange Act;

         (d) All other reports filed by the Registrant after the date of this Registration Statement with the Commission pursuant to
                  Section 13(a) or 15(d) of the Exchange Act; and

         (e) The description of the Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.


Item 4.  Description of Securities.

         The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware, as amended ("GCL"), authorizes a Delaware corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance for such indemnification. Article Tenth of the Company's Certificate of Incorporation, as amended, provides in substance that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by Section 145 of the GCL and the Company has purchased insurance for such indemnification.

         Paragraph 7 of Section 102(b) of the GCL permits a Delaware corporation, by so providing in its Certificate of Incorporation, to eliminate or limit the personal liability of a director to the corporation or its stockholders for damages arising out of certain alleged breaches of the director's duties to the corporation. The GCL, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful purchase or redemption of its capital stock, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Company's Certificate of Incorporation, as amended, eliminates the personal liability of the directors of the Company to the fullest extent permitted by Paragraph 7 of Section 102(b) of the GCL.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         Exhibit No.                Description
         4.1                        1996 Stock Incentive Plan of the Registrant (incorporated by reference to
                                    Exhibit 10.11 to Registrant's Registration Statement on Form SB-2 (File
                                    No. 333-6607))

         4.2                        Stock Option Agreement for the purchase of 37,500 shares between the
                                    Registrant and Donald B. Brounstein (incorporated by reference to Exhibit
                                    4.6 of the Registrant's Registration Statement on Form SB-2 (File No. 333-
                                    6607))

         4.3                        Stock Option Agreement for the purchase of 37,500 shares between the
                                    Registrant and James J. Whidden (incorporated by reference to Exhibit 4.6 of the Registrant's Registration Statement on Form SB-2 (File No. 333-
                                    6607))

         4.4                        Stock Option  Agreement  for the purchase of 18,750  shares  between the
                                    Registrant  and Whidden & Associates,  Inc. (incorporated by reference to
                                    Exhibit 4.6 of the Registrant's Registration  Statement  on Form SB-2  (File
                                    No. 333-6607))

         4.5                        Stock Option Agreement for the purchase of 18,750 shares between the
                                    Registrant and Amy P. Lewis (incorporated by reference to Exhibit 4.6 of the
                                    Registrant's Registration Statement on Form SB-2 (File No. 333-6607))

         4.6                        Stock Option Agreement for the purchase of 18,750 shares between the
                                    Registrant and Everett M. Lautin, M.D. (incorporated by reference to Exhibit
                                    4.6 of the Registrant's Registration Statement on Form SB-2 (File No. 333-
                                    6607))

         4.7                        Stock Option Agreement for the purchase of 11,250 shares between the
                                    Registrant and Kenneth S. Hollander (incorporated by reference to Exhibit
                                    4.6 of the Registrant's Registration Statement on Form SB-2 (File No. 333-6607))

                                      II-2



         4.8*                       Stock Option Agreement for the purchase of 1,500 shares between the
                                    Registrant and Steven Bussell

         4.9*                       Stock Option Agreement for the purchase of 1,500 shares between the
                                    Registrant and Burton L. Eichler

         4.10*                      Stock Option Agreement for the purchase of 1,500 shares between the
                                    Registrant and Robert Lane

         4.11*                      Stock Option Agreement for the purchase of 1,500 shares between the
                                    Registrant and Zsigmond L. Sagi, PhD

         4.12*                      Stock Option Agreement for the purchase of 1,500 shares between the
                                    Registrant and Leonard Brown

         5.1*                       Opinion of Graubard Mollen & Miller

         23.1*                      Consent of KPMG Peat Marwick LLP, independent accountants for
                                    Registrant

         23.2*                      Consent of Graubard Mollen & Miller (included in Exhibit 5.1)

         24.1*                      Power of Attorney (included on the signature page hereto)

------------------------------
*        Filed herewith.

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

               (iii) Include any additional or changed material information on the plan of distribution;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

          (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cranford, New Jersey on this 17th day of November, 1997.

                                          HUMASCAN INC.


                                          By:      /s/ Donald B. Brounstein
                                             ----------------------------------
                                               Donald B. Brounstein, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald B. Brounstein and Kenneth S. Hollander as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                                     Title                                                 Date
         /s/ Donald B. Brounstein              President, Chief Executive Officer                    November 17, 1997
---------------------------------------------- and Director
         Donald B. Brounstein


         /s/ Kenneth S. Hollander              Chief Financial Officer (and                          November 17, 1997
---------------------------------------------- principal accounting officer)
         Kenneth S. Hollander


         /s/ Steven S. Elbaum                  Director                                              November 17, 1997
----------------------------------------------
         Steven S. Elbaum


         /s/ Jack L. Rivkin                    Director                                              November 17, 1997
----------------------------------------------
         Jack L. Rivkin


         /s/ John F. Sasen, Sr.                Director                                              November 17, 1997
----------------------------------------------
         John F. Sasen, Sr.


         /s/ Udi Toledano                      Director                                              November 17, 1997
----------------------------------------------
         Udi Toledano

                                  EXHIBIT INDEX


  Exhibit No.      Description
         4.1               1996   Stock   Incentive  Plan   of   the  Registrant
                           (incorporated  by   reference  to  Exhibit  10.11  to
                           Registrant's  Registration  Statement  on  Form  SB-2
                           (File No. 333-6607))

         4.2               Stock  Option  Agreement  for the  purchase of 37,500
                           shares   between   the   Registrant   and  Donald  B.
                           Brounstein  (incorporated by reference to Exhibit 4.6
                           of the  Registrant's  Registration  Statement on Form
                           SB-2 (File No. 333-6607))

         4.3               Stock Option   Agreement  for the  purchase of 37,500
                           shares   between   the   Registrant   and  James   J.
                           Whidden  (incorporated  by reference  to  Exhibit 4.6
                           of the  Registrant's  Registration  Statement on Form
                           SB-2  (File No. 333-6607))

         4.4               Stock  Option  Agreement  for the  purchase of 18,750
                           shares   between   the   Registrant   and  Whidden  &
                           Associates,   Inc.   (incorporated  by  reference  to
                           Exhibit   4.6   of  the   Registrant's   Registration
                           Statement on Form SB-2 (File No. 333-6607))

         4.5               Stock  Option  Agreement  for the  purchase of 18,750
                           shares   between   the   Registrant  and Amy P. Lewis
                           (incorporated  by  reference  to  Exhibit 4.6  of the
                           Registrant's  Registration  Statement  on  Form  SB-2
                           (File No. 333-6607))

         4.6 Stock Option Agreement for the purchase of 18,750 shares between the Registrant and Everett M. Lautin, M.D. (incorporated by reference to Exhibit 4.6 of the Registrant's Registration Statement on Form SB-2
                           (File No. 333-6607))

         4.7               Stock  Option  Agreement  for the  purchase of 11,250
                           shares   between  the   Registrant   and  Kenneth  S.
                           Hollander  (incorporated  by reference to Exhibit 4.6
                           of the  Registrant's  Registration  Statement on Form
                           SB-2 (File No. 333-6607))

         4.8* Stock Option Agreement for the purchase of 1,500 shares between the Registrant and Steven Bussell

         4.9* Stock Option Agreement for the purchase of 1,500 shares between the Registrant and Burton L. Eichler

         4.10* Stock Option Agreement for the purchase of 1,500 shares between the Registrant and Robert Lane

         4.11*             Stock  Option  Agreement  for  the  purchase of 1,500
                           shares   between  the  Registrant  and  Zsigmond   L.
                           Sagi, PhD

         4.12* Stock Option Agreement for the purchase of 1,500 shares between the Registrant and Leonard Brown

         5.1*              Opinion of Graubard Mollen & Miller

         23.1*             Consent  of   KPMG   Peat  Marwick  LLP,  independent
                           accountants for Registrant

         23.2*             Consent  of  Graubard  Mollen &  Miller (included  in
                           Exhibit 5.1)

         24.1* Power of Attorney (included on the signature page hereto)


-----------------------------
*        Filed herewith.